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                                                                    Exhibit 3.32

                     Lloyd Helicopters International Pty Ltd
                                 ACN 008 284 982

                       Resolution pursuant to section 249b
                      of the Corporations Act 2001 ('Act')
                                    Australia

Lloyd Bass Strait Helicopters Pty Ltd ACN 007 975 304, being the sole shareholder of Lloyd Helicopters International Pty Ltd ('Company') entitled to vote at a general meeting of the Company, hereby resolves:-

1. that the requirement under section 249J of the Act relating to the giving of notice of meetings is waived;

2. that pursuant to Pursuant to section 249H(2) of the Act, it agrees that the following resolution may be passed as a special resolution where less than 21 day's notice has been given.

3. that it is in favour of the special resolution set out below pursuant to the provisions of section 249B of the Act:


     Special Resolution

     'That the Constitution of the Company be altered by inserting the following new clause 6(g) relating to additional Director's powers immediately after clause 6(f):-

     "6(g) Subject to the Corporations Act 2001, at any time the Company is a wholly owned subsidiary of another body corporate, a Director may act in the best interests of that other body corporate."'


Dated 30 January 2004


THE COMMON SEAL of LLOYD BASS STRAIT                 )
HELICOPTERS PTY LTD was affixed in the presence of:  )

Director:
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Name of signatory:
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Director:
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Name of signatory:
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